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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-8 of our report dated January 16, 1995, on our audits of the consolidated financial statements and financial statement schedules of Burlington Northern Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".


/s/  Coopers & Lybrand L.L.P.

Fort Worth, Texas
July 24, 1995